Exhibit E

UNDERWRITING AGREEMENT

To the Representative named in Schedule I hereto (the “Representative”) of the Underwriters (as defined below),

As Representative of the several Underwriters

Ladies and Gentlemen:

FMS Wertmanagement, a wind-up institution (Abwicklungsgesellschaft) organized as a public law entity (Anstalt öffentlichen Rechts) under the laws of the Federal Republic of Germany (the “Federal Republic”) proposes to issue the principal amount of its securities identified in Schedule I hereto (the “Securities”). The Securities are more fully described in the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, the Pricing Disclosure Package and the Final Prospectus (each as defined in Section 1(a)). The Securities are to be issued pursuant to a fiscal agency agreement (the “Fiscal Agency Agreement”), in the form filed as an exhibit to the Registration Statement, between FMS Wertmanagement and the Fiscal Agent named therein (the “Fiscal Agent”).

You have advised FMS Wertmanagement (i) that you and the underwriters named in Schedule II attached hereto (together, the “Underwriters”, which term shall also include any other underwriters or purchasers of the Securities substituted for any Underwriter as provided for in Section 13), acting severally and not jointly, are willing to purchase, on the terms and conditions hereof and in Schedule I hereto, the respective principal amounts of the Securities set forth opposite the names of the Underwriters in Schedule II and (ii) that you are authorized, on behalf of yourself and the other Underwriters, to enter into this underwriting agreement (the “Agreement”).

1. Representations and Warranties by FMS Wertmanagement. FMS Wertmanagement represents and warrants to each Underwriter that:

(a) Registration Statement and Prospectus. FMS-WM meets the requirements for the use of Schedule B under the Securities Act of 1933, as amended (the “Act”); a registration statement on Schedule B (File No. 333-[—]) (the “Initial Registration Statement”) in respect of the Securities has been filed with the United States Securities and Exchange Commission (the “Commission”) in Washington D.C.; the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, and, excluding exhibits thereto, to you for each of the other Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Act, which became effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission. The preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became effective, are hereinafter collectively called the “Registration Statement”; such final prospectus in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the “Final Prospectus”; the “Applicable Time” means the time set forth in Schedule I hereto on the date of this Agreement; any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Securities is hereinafter called an “Issuer Free Writing Prospectus”, each of which is listed on Schedule III.A hereto, which term includes any final term sheet filed with the Commission under Rule 433 of the Act in the form of Schedule IV hereto, hereinafter called a “Final Term Sheet”; and “Pricing Disclosure Package” means, as of the Applicable Time, the Preliminary Prospectus, the Final Term Sheet and each other Issuer Free Writing Prospectus.

(b) Accuracy of the Documents.

(i) The Registration Statement as of its effective date complied, and as of the date hereof complies, in all material respects with the provisions of the Act and the rules and regulations of the Commission thereunder and did not, and as of the date hereof does not, contain any untrue statement of a material fact or

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omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. At all times subsequent to the date hereof up to and including the Closing Date (as defined in Section 3), the Registration Statement, as amended as of any such time, will comply in all material respects with the provisions of the Act and the rules and regulations of the Commission thereunder and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

(ii) The Pricing Disclosure Package, as of the Applicable Time, did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(iii) When the Final Prospectus is first filed pursuant to Rule 424(b) under the Act and at all times subsequent thereto up to and including the Closing Date, the Final Prospectus or the Final Prospectus, as amended or supplemented, if FMS Wertmanagement shall have filed with the Commission any amendment thereof or supplement thereto, will comply in all material respects with the provisions of the Act and the rules and regulations of the Commission thereunder and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(iv) Each Issuer Free Writing Prospectus, if any, does not conflict with the information contained in the Registration Statement, the Preliminary Prospectus or the Final Prospectus, and each such Issuer Free Writing Prospectus, when considered together with the Pricing Disclosure Package as of the Applicable Time, did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(v) None of the representations and warranties contained in this Section 1(b) shall apply to statements in, or omissions from, the Registration Statement, the Preliminary Prospectus, the Pricing Disclosure Package, the Final Prospectus or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, based upon and in conformity with information furnished as herein stated or otherwise furnished in writing to FMS Wertmanagement by or on behalf of any Underwriter for use in connection with the preparation of the Registration Statement, the Preliminary Prospectus, the Pricing Disclosure Package, the Final Prospectus or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus.

(c) Material Changes. Subsequent to the respective dates as of which information is given in the Registration Statement, the Preliminary Prospectus and the Pricing Disclosure Package up to the date and time of this Agreement, there was no material adverse change in the condition, financial or other, of FMS Wertmanagement, other than changes arising from transactions in the ordinary course of FMS Wertmanagement’s operations and except as contemplated by the Registration Statement, the Preliminary Prospectus and the Pricing Disclosure Package.

(d) Status under the Act. FMS Wertmanagement was not an “ineligible issuer”, as defined in Rule 405 under the Act, at each relevant time specified in Rule 405 under the Act in connection with the offering of the Securities. Any free writing prospectus that FMS Wertmanagement is required to file pursuant to Rule 433(d) under the Act has been, or will be, filed with the Commission in accordance with the requirements of the Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that FMS Wertmanagement has filed, or is required to file, pursuant to Rule 433(d) under the Act or that was prepared by or on behalf of or used or referred to by FMS Wertmanagement complies or will comply in all material respects as of its respective date with the requirements of the Act and the applicable rules and regulations of the Commission thereunder.

(e) Financial Statements. The financial statements and the related notes thereto included or incorporated by reference in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus present fairly the financial position of FMS Wertmanagement as of the dates indicated and the results of its operations and the changes in its cash flows for the periods specified; such financial statements have been prepared in accordance with Section 8a (1) sentence 10 in conjunction with Section 3a (4) of the German Financial Market Stabilization Fund Act (Finanzmarktstabilisierungsfondsgesetz, “FMStFG”) and the supplementary provisions of its charter pursuant to the provisions of the German Commercial Code (Handelsgesetzbuch, “HGB”) for large corporations, the supplementary provisions of the German Commercial Code for credit institutions and financial services institutions as well as the requirements of the German Accounting Directive for Banks and Financial Services Providers (Verordnung über die Rechnungslegung der Kreditinstitute und Finanzdienstleistungsinstitute, “RechKredV”) (collectively, “German GAAP”) applied on a consistent basis throughout the periods covered thereby (except as stated therein), and the supporting schedules included or incorporated by reference in the

Registration Statement present fairly the information required to be stated therein; and the other financial information included or incorporated by reference in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus has been derived from the accounting records of FMS Wertmanagement and presents fairly the information shown thereby.

(f) Incorporation and Valid Existence. FMS Wertmanagement is duly established and is validly existing under the laws of the Federal Republic of Germany, with full power and capacity to own or lease its respective property and assets and conduct its business as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, and is lawfully qualified to do business in those jurisdictions in which business is conducted by it, except where the failure to be so qualified would not (i) have a material adverse effect on the business, properties, management, financial position or results of operations of FMS Wertmanagement, (ii) result in an event, or any development involving a prospective material adverse change, or (iii) have a material adverse effect on the performance by FMS Wertmanagement of its obligations hereunder, under the Fiscal Agency Agreement or under the Securities (collectively or individually, a “Material Adverse Effect”).

(g) Due Authorization. FMS Wertmanagement has the corporate power and authority to execute and deliver this Agreement, the Securities and the Fiscal Agency Agreement (collectively, the “Transaction Documents”); and all corporate action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby has been duly and validly taken.

(h) The Fiscal Agency Agreement. The Fiscal Agency Agreement has been duly authorized by FMS Wertmanagement and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of FMS Wertmanagement enforceable against FMS Wertmanagement in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general principles of equity.

(i) Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by FMS Wertmanagement.

(j) The Securities. The Securities have been duly authorized and, when the Securities are executed and authenticated in accordance with the provisions of the Fiscal Agency Agreement and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, the Securities will be entitled to the benefits of the Fiscal Agency Agreement, as described in the Final Prospectus, and will be valid and binding obligations of FMS Wertmanagement, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and general principles of equity. The Securities will conform in all material respects to the descriptions thereof contained in the Registration Statement, the Preliminary Prospectus, the Final Term Sheet, any other Issuer Free Writing Prospectus and the Final Prospectus and will benefit from the loss compensation obligation of the Finanzmarktstabilisierungsfonds (“SoFFin”).

(k) No Violation or Default. There is no outstanding (i) breach of any of the obligations of FMS Wertmanagement under any subscription agreement, any notes or any agency agreement to which FMS Wertmanagement is a party or by which FMS Wertmanagement is bound that has not been validly waived, or (ii) violation of any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over FMS Wertmanagement, except for any such breach that would not, individually or in the aggregate, have a Material Adverse Effect.

(l) No Conflicts. The execution, delivery and performance by FMS Wertmanagement of each of the Transaction Documents to which it is a party, the issuance and sale of the Securities and compliance by FMS Wertmanagement with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents will not (i) result in any breach of the terms of, or constitute a default under, any instrument or agreement to which FMS Wertmanagement is a party or by which FMS Wertmanagement or its respective property is bound (ii) result in any violation of the provisions of its Charter or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect.

(m) No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by FMS Wertmanagement of each of the Transaction Documents to which it is a party, the issuance and sale of the Securities and compliance by FMS Wertmanagement with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents, except for such consents, approvals, authorizations, orders and registrations or qualifications (i) as have been obtained under the Act and (ii) as may be required under applicable state securities laws in connection with the purchase and distribution of the Securities by the Underwriters.

(n) Sanctions. To the knowledge of FMS Wertmanagement, neither FMS Wertmanagement nor any director, officer, agent, employee or affiliate of FMS Wertmanagement is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), the United Nations Securities Council, the European Union, Her Majesty’s Treasury and (ii) FMS Wertmanagement will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC, provided that nothing in this clause (ii) shall be construed as requiring FMS Wertmanagement to violate German law and that any obligations pursuant to this clause (ii) shall be limited to the extent required to avoid violation of German law.

(o) Anti-Corruption. Neither FMS Wertmanagement nor, to the knowledge of FMS Wertmanagement, any director, officer, agent, employee or other person acting on behalf of FMS Wertmanagement is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of any anticorruption laws, including but not limited to (i) any applicable law, rule, or regulation promulgated to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed December 17, 1997 (the “Convention”) and (ii) any applicable other law, rule or regulation of any applicable jurisdiction of similar purpose and scope, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any government official or any political party or official thereof or any candidate for political office, in contravention of the Convention and similar laws, rules or regulations, including, to the extent applicable, (a) the United Kingdom Bribery Act 2010, and (b) the United States Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder. FMS Wertmanagement has conducted its businesses in compliance with the Convention and applicable similar laws, rules or regulations and has instituted and maintains policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(p) Legal Proceedings. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which FMS Wertmanagement is a party or to which any property of FMS Wertmanagement is the subject that, individually or in the aggregate, if determined adversely to FMS Wertmanagement, would have a Material Adverse Effect; and no such investigations, actions, suits or proceedings are, to the knowledge of FMS Wertmanagement, threatened by any governmental or regulatory authority or by others.

(q) No Stabilization. FMS Wertmanagement has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(r) Investment Company. FMS Wertmanagement is not, and after giving effect to the offering and sale of the Securities, and the application of the proceeds thereof as described in the Final Prospectus will not be, required to register as an “Investment Company” as such term is defined in the Investment Company Act of 1940, as amended.

(s) Sovereign Immunity. FMS Wertmanagement is not entitled to sovereign immunity.

(t) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) contained or incorporated by reference in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

2. Purchase and Sale.

(a) Subject to the terms and conditions and upon the representations and warranties herein set forth, FMS Wertmanagement agrees to sell to you and the other Underwriters, severally and not jointly, and you and such other Underwriters, severally and not jointly, agree to purchase from FMS Wertmanagement, at the purchase price set forth in Schedule I hereto, the respective principal amounts of Securities set forth opposite the names of the Underwriters in Schedule II hereto.

(b) Each Underwriter covenants and agrees with FMS Wertmanagement that with regard to the Securities:

(i) Upon authorization by the Representative of the release of the Securities, the several Underwriters propose to offer the Securities for sale upon the terms and conditions set forth in the Pricing Disclosure Package and the Final Prospectus.

(ii) Each Underwriter severally represents and agrees with FMS Wertmanagement that it has used and will use reasonable efforts to assure that it has not acquired, offered, sold or delivered and will not acquire, offer, sell or deliver, directly or indirectly, any of the Securities or possess or distribute any Registration Statement, the Preliminary Prospectus, the Final Prospectus, any Issuer Free Writing Prospectus or any other material relating to the offering of the Securities or FMS Wertmanagement, in or from any jurisdiction (including the U.S.) except in compliance with the applicable laws and regulations of any such jurisdiction, including the U.S. (including, without limitation, any prospectus delivery requirements or antifraud provisions), and in a manner which will not impose any obligations on FMS Wertmanagement except as contained in this Agreement.

(iii) Each Underwriter will comply with the restrictions and agreement set out in Annex I hereto.

(iv) Without prejudice to the provisions of Section 1(b) above and except for registration under the Act and compliance with the rules and regulations thereunder and the qualification of the Securities for offer and sale under the laws of such jurisdictions as the Representative may designate pursuant to Section 7, FMS Wertmanagement shall not have any responsibility for, and each Underwriter severally agrees with FMS Wertmanagement that each such Underwriter and its respective affiliates will obtain, any consent, approval or authorization required by them for the purchase, offer, sale or delivery by them of any of the Securities under the laws and regulations in force in any jurisdiction to which they are subject or in or from which they make such purchase, offer, sale or delivery of any of the Securities.

3. Closing on the Securities. Delivery of and payment for the Securities shall be made on the date and at the time specified in Schedule I hereto, which date and time may be postponed by agreement between you, as Representative of the Underwriters, and FMS Wertmanagement or as provided in Section 13 (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the office specified in Schedule I hereto for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representative of the purchase prices thereof, to or upon the order of FMS Wertmanagement in the funds specified in Schedule I hereto. The Securities shall be in fully registered form and in the authorized denominations set forth in Schedule I.

4. Prospectuses. FMS Wertmanagement has caused to be delivered to the Underwriters an electronic copy of the Preliminary Prospectus and has consented to the use of such copy for the purposes permitted by the Act. FMS Wertmanagement agrees to deliver to you, as Representative of the Underwriters, without charge, from time to time during such period as the Final Prospectus (or, in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, an electronic copy of the Final Prospectus (and, in the event of any amendment or supplement to the Final Prospectus, of such amended or supplemented Final Prospectus). If, at any time during the period in which FMS Wertmanagement is required to deliver an electronic copy of the Final Prospectus as provided in this Section 4, any event known to FMS Wertmanagement shall occur as a result of which the Final Prospectus as then amended or supplemented would contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in the light of the circumstances under which they are made when the Final Prospectus (or, in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered to a purchaser, or if it shall be necessary to amend or supplement the Final Prospectus to comply with law or with the rules and regulations of the Commission, FMS Wertmanagement, at its expense, will forthwith prepare and furnish to you for distribution to the Underwriters and dealers an electronic copy of an amendment or amendments or a supplement or supplements to the Final Prospectus which will so amend or supplement the Final Prospectus that as amended or supplemented it will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements in the Final Prospectus not misleading in the light of the circumstances under which they are made when it is delivered to a purchaser, and will comply with law and with such rules and regulations. FMS Wertmanagement authorizes the Underwriters, and all dealers to whom any

Securities may be sold by the several Underwriters, to use the Final Prospectus, as from time to time amended or supplemented, in connection with the sale of Securities in accordance with applicable provisions of the Act and the applicable rules and regulations of the Commission thereunder for the period during which FMS Wertmanagement is required to deliver an electronic copy of the Final Prospectus as provided in this Section 4.

5. Free Writing Prospectuses.

(a) Each Underwriter represents and agrees that (i) it has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Act without the prior consent of FMS Wertmanagement; provided that any Underwriter may prepare and use any “free writing prospectus” as defined in Rule 405 under the Act containing only the final terms of the Securities or their offering so long as such terms are included in the Final Term Sheet and otherwise in compliance with Rule 433 under the Act, and (ii) it will, pursuant to reasonable procedures developed in good faith, retain copies of each free writing prospectus used by it, in accordance with Rule 433 under the Act.

(b) FMS Wertmanagement represents and agrees that (i) it has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Act without the prior consent of the Representative other than a Final Term Sheet required to be filed by FMS Wertmanagement pursuant to Rule 433 of the Act and (ii) it has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission, retention where required and legending. FMS Wertmanagement further agrees that if at any time following the issuance of an Issuer Free Writing Prospectus and prior to the expiration of the period in which FMS Wertmanagement is required to deliver an electronic copy of the Final Prospectus as provided in Section 4, any event known to FMS Wertmanagement shall occur as a result of which such Issuer Free Writing Prospectus would contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances then prevailing, not misleading, FMS Wertmanagement will give prompt notice thereof to the Representative and, if requested by the Representative, will prepare and furnish without charge to the Representative for distribution to the Underwriters an Issuer Free Writing Prospectus or other document which will correct such statement or omission; provided, however, that this undertaking shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made based upon and in conformity with information furnished as herein stated or otherwise furnished in writing to FMS Wertmanagement by or on behalf of any Underwriter for use in connection with the preparation of such Issuer Free Writing Prospectus.

(c) Any Issuer Free Writing Prospectus (including the Final Term Sheet), and such other “free writing prospectus” as defined in Rule 405 under the Act the use of which has been consented to as required pursuant to this Section 5, is listed on Schedules III.A. and III.B. hereto, respectively.

6. Commission Proceedings as to Registration Statement. FMS Wertmanagement will not file any amendment to the Registration Statement or any prospectus or any supplement to any such prospectus (including the Final Prospectus) on or after the date of this Agreement and prior to the termination of the offering, except with the approval of the Representative. FMS Wertmanagement agrees promptly to advise you, as Representative of the Underwriters, (a) when the Final Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act, (b) when any amendment to the Registration Statement shall have been filed and/or become effective or any subsequent supplement to the Final Prospectus has been filed, (c) when any Issuer Free Writing Prospectus shall have been filed with the Commission pursuant to Rule 433(d) under the Act and (d) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Final Prospectus or any Issuer Free Writing Prospectus or of the initiation of any proceedings for that purpose. FMS Wertmanagement will use every reasonable effort to prevent the issuance of such a stop order and, if any such order shall at any time be issued, to obtain the withdrawal thereof at the earliest possible moment.

7. Qualification and Listing. Other than as set forth in this Agreement, FMS Wertmanagement shall not be obligated to register or qualify as a foreign corporation or a dealer in securities or subject itself to taxation or to file a general consent to service of process in any jurisdiction FMS Wertmanagement will make application for and use its commercially reasonable efforts to procure and maintain the listing of the Securities on the securities exchange or exchanges named in Schedule I and, if required, their registration under the Exchange Act.

8. Statement of Profit and Loss. FMS Wertmanagement agrees (a) to make generally available to its security holders a statement, in the English language, of profit and loss of FMS Wertmanagement for the twelve-month period beginning at the end of the fiscal year which ends after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act) as soon as practicable after the date thereof which will satisfy the provisions of Section 11(a) of the Act and (b) to advise you that such statement has been so made available.

9. Expenses. Unless otherwise agreed to by you, as Representative of the Underwriters, and FMS Wertmanagement, FMS Wertmanagement agrees to pay all expenses in connection with (a) the preparation and filing of the Registration Statement (including all exhibits to the Registration Statement) and the Preliminary Prospectus, the Final Prospectus, and any amendments thereof and supplements thereto, and any Issuer Free Writing Prospectus, and the furnishing of an electronic copy of each to the Underwriters, (b) the printing of this Agreement and the Fiscal Agency Agreement and the fees and expenses of the Fiscal Agent thereunder and (c) the fees paid to rating agencies for rating the Securities. It is understood that (except as provided in Sections 10(a), 10(c) and 14(d)) the Underwriters will pay (a) their own costs and expenses (including the fees and disbursements of their counsel), (b) their out-of-pocket expenses in connection with the preparation of the Registration Statement, (c) the advertising and other expenses connected with the public offering of the Securities, (d) costs and expenses payable to the Luxembourg listing agent and the Luxembourg Stock Exchange in connection with the procurement and maintenance of the listing of the Securities on the Luxembourg Stock Exchange and (e) costs and expenses incurred in connection with the preparation and printing of the Initial Registration Statement, the Preliminary Prospectus, the Final Prospectus, and any amendments thereof and supplements thereto, and any Issuer Free Writing Prospectus.

10. Indemnities.

(a) By FMS Wertmanagement. FMS Wertmanagement agrees to indemnify and hold harmless each Underwriter against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act or any other statute or common law or otherwise, and to reimburse the Underwriters for any reasonable legal or other expenses incurred by them in connection with investigating any claims and defending any actions, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereto, or in the Preliminary Prospectus, the Final Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or the omission or alleged omission to state therein a material fact required to be stated therein or (in the case of the Registration Statement or any amendment thereto) necessary to make the statements therein not misleading or (in the case of the Preliminary Prospectus, the Final Prospectus, as amended or supplemented, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act) necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the indemnity agreement contained in this Section 10(a) shall not apply to any such losses, claims, damages, liabilities or actions arising out of, or based upon, any such untrue statement or alleged untrue statement, or any such omission or alleged omission, if such statement or omission was made in reliance upon and in conformity with information furnished as herein stated or in writing to FMS Wertmanagement by or on behalf of any Underwriter for use in connection with the preparation of the Registration Statement or the Preliminary Prospectus, the Final Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus filed or required to be filed pursuant to Rule 433(d) under the Act.

(b) By the Underwriters. Each Underwriter severally but not jointly and in respect of its own statements agrees, in the same manner and to the same extent as set forth in Section 10(a), to indemnify and hold harmless FMS Wertmanagement, the directors and officers of FMS Wertmanagement and its duly authorized representative in the United States who shall have signed the Registration Statement with respect to any statement in or omission from the Registration Statement or any amendment thereto, or in the Preliminary Prospectus, the Final Prospectus, as amended or supplemented, or any Issuer Free Writing Prospectus, if such statement or omission was made in reliance upon and in conformity with information furnished in writing to FMS Wertmanagement by or on behalf of such Underwriter for use in connection with the preparation of the Registration Statement, the Preliminary Prospectus, the Final Prospectus or any amendment or supplement thereto, or any Issuer Free Writing Prospectus.

(c) General. Each indemnified party will, promptly after the receipt of notice of the commencement of any action against such indemnified party in respect of which indemnity may be sought from an indemnifying party on account of an indemnity agreement contained in this Section 10, notify the indemnifying party in writing of the commencement thereof. The omission of any indemnified party to so notify an indemnifying party of any such action shall not relieve the indemnifying party from any liability which it may have to such indemnified party on account of the indemnity agreement contained in this Section 10, and in addition shall not relieve the indemnifying party from any other liability which it may have to such indemnified party, except to the extent that the indemnified party suffers actual prejudice as a result of such omission. Except as provided below, in case any such action shall be brought against any indemnified party and it shall notify an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 10 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. Such indemnified party shall have the right to employ its own counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of such counsel has been authorized by the indemnifying party in connection with the defense of such action, (ii) such indemnified party shall have been advised by such counsel that there may be legal defenses available to it which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party) and, in any case where the indemnified party is an Underwriter, such counsel has been retained by you, as Representative on behalf of the Underwriters, or (iii) the indemnifying party shall not have assumed the defense of such action and employed counsel therefor satisfactory to such indemnified party within a reasonable time after notice of commencement of such action, in any of which events such fees and expenses shall be borne by the indemnifying party. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement.

(d) Contribution. If the indemnification provided for in this Section 10 shall for any reason be unavailable to an indemnified party under Section 10(a) or 10(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by FMS Wertmanagement on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of FMS Wertmanagement on the one hand and the Underwriters on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by FMS Wertmanagement on the one hand and the Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Securities (before deducting expenses) received by FMS Wertmanagement bear to the total underwriting discounts and commissions received by the Underwriters with respect to such offering, in either case as set forth in the table on the cover page of the Final Prospectus. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by FMS Wertmanagement or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. FMS Wertmanagement and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 10(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 10(d) shall be deemed to include, for purposes of this Section 10(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 10(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute as provided in this Section 10(d) are several in proportion to their respective underwriting obligations as set forth in Schedule II and not joint.

(e) Survival. The respective indemnity and contribution agreements of FMS Wertmanagement and the Underwriters contained in this Section 10 and the representations and warranties of FMS Wertmanagement set forth in Section 1, shall remain operative and in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any Underwriter or FMS

Wertmanagement or any of their Directors, representatives or officials, and shall survive the delivery of the Securities, and any successor of any Underwriter or of FMS Wertmanagement or of any such Director, representative or official, as the case may be, shall be entitled to the benefit of the respective indemnity and contribution agreements.

11. Conditions to Underwriters’ Obligations. The several obligations of the Underwriters hereunder are subject to the accuracy of and compliance with the representations and warranties of FMS Wertmanagement contained in Section 1 as of the date hereof and the Closing Date (and FMS Wertmanagement shall be deemed expressly to have represented and warranted as of the Closing Date that the representations and warranties contained in Section 1 are true and correct and that it has complied with such representations and warranties), and to the following further conditions:

(a) Filings; No Stop Order. The Final Prospectus shall have been filed in the manner and within the time period required by Rule 424(b) under the Act; the Final Term Sheet, each other Issuer Free Writing Prospectus and any other material required to be filed by FMS Wertmanagement pursuant to Rule 433 under the Act shall have been filed, to the extent required, with the Commission within the applicable time periods prescribed for such filings by Rule 433 under the Act; and no stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall be in effect on the Closing Date, and no proceedings for the issuance of such orders shall be pending or, to the knowledge of FMS Wertmanagement or you, threatened by the Commission at that date.

(b) Opinion of FMS Wertmanagement. FMS Wertmanagement shall have furnished to you, as Representative of the Underwriters, the opinion in the form satisfactory to you, addressed to the Underwriters and dated the Closing Date, of FMS Wertmanagement, acting through its Office of the General Counsel, which opinion may be given in reliance on opinions of other counsel satisfactory to you and in particular, with respect to matters of United States Federal laws and the laws of New York State, may be given in reliance on the opinion of Sullivan & Cromwell LLP referred to in Section 11(c).

(c) Opinion and Letter of United States Counsel for FMS Wertmanagement. FMS Wertmanagement shall furnish to you, as representatives of the Underwriters, the opinion and letter, addressed to the Underwriters and dated the Closing Date, of Sullivan & Cromwell LLP, United States counsel for FMS Wertmanagement, which opinion and letter shall be in the form satisfactory to you and may be given in reliance on the opinion of FMS Wertmanagement acting through its Office of the General Counsel referred to in Section 11(b).

(d) Opinions of Counsel for the Underwriters. You shall have received the opinion and letter of Hogan Lovells US LLP, counsel for the Underwriters, addressed to the Underwriters and dated the Closing Date, with respect to the validity of the Securities, the Registration Statement, the Final Prospectus, this Agreement, the Fiscal Agency Agreement and such other related matters as you may require. Such opinion and letter may be given in reliance on the opinion of FMS Wertmanagement, acting through its Office of the General Counsel, referred to in Section 11(b).

(e) Letter of Independent Accountants. On the date of the Final Prospectus at a time prior to the execution of this Agreement and on the Closing Date, you shall have received letters from FMS Wertmanagement’s independent accountants, dated respectively as of the date of the Final Prospectus and as of the Closing Date, in form and substance satisfactory to you.

(f) Agent for Service of Process. Corporation Service Company, 1180 Avenue of the Americas, Suite 210, New York, NY 10036 shall have accepted its appointment as authorized agent of FMS Wertmanagement upon which process may be served in any action by any Underwriter arising out of or based upon this Agreement and instituted in any Federal court in the Southern District of New York or any Sate court in the Borough of Manhattan, the City of New York, New York.

(g) Miscellaneous. FMS Wertmanagement shall have taken, at or prior to the Closing Date, all other action, if any, which the Registration Statement (or any amendment thereto relating to the Securities) or the Final Prospectus (as amended or as supplemented) states that FMS Wertmanagement will take prior to or concurrently with the issuance and sale of the Securities, and all agreements herein contained to be performed on the part of FMS Wertmanagement at or prior to the Closing Date shall have been so performed.

If any of the conditions specified in this Section 11 shall not have been fulfilled when and as required by this Agreement, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by you on behalf of the Underwriters. Notice of such cancellation shall be given to FMS Wertmanagement in writing, or by telephone confirmed in writing.

(h) In addition, at the Closing Date, FMS Wertmanagement shall deliver: a certificate, dated as of the Closing Date and signed by one or more authorized officers of FMS Wertmanagement, certifying, in their capacity as officers and on behalf of FMS Wertmanagement, that as of the Closing Date (i) the representation and warranties contained in Section 1 are true and correct as if made on the Closing Date, (ii) FMS Wertmanagement has complied with all agreements herein contained (to the extent that such compliance is due on or before the Closing Date), and (iii) no stop order suspending the effectiveness of the Registration Statement or preventing the use of any of the Registration Statement, the Preliminary Prospectus, the Final Term Sheet, any other Issuer Free Writing Prospectus or the Final Prospectus has been issued and no proceedings for such purpose have been instituted or are pending, or, to FMS Wertmanagement’s knowledge, are threatened by the Commission.

12. Termination of Agreement. In the event that prior to the Closing Date (a) trading in securities on the New York Stock Exchange or the Luxembourg Stock Exchange generally shall have been suspended, minimum prices shall have been established by such exchange, or any new restrictions on transactions in securities shall have been established by such exchange or by the Commission or by any other United States Federal or State agency or by any action of the United States Congress or by executive order to such a degree as, in your reasonable judgment as the Representative after consultation with FMS Wertmanagement, to affect materially and adversely the marketing of the Securities or (b) existing financial, political or economic conditions in Germany or the United States shall have undergone any change which, in your reasonable judgment as the Representative after consultation with FMS Wertmanagement, would materially and adversely affect the market for the Securities, this Agreement and all obligations of the Underwriters hereunder may be terminated at, or at any time prior to, the Closing Date by you, as the Representative, without liability on the part of any Underwriter to FMS Wertmanagement or of FMS Wertmanagement to any Underwriter, subject to Section 10(e). Notice of such termination shall be given to FMS Wertmanagement in writing, or by telephone confirmed in writing.

13. Substitution of Underwriters. If any one or more of the Underwriters shall fail or refuse on the Closing Date to purchase and pay for the respective Securities which it or they have agreed to purchase hereunder and if the aggregate principal amount of such Securities which all Underwriters so defaulting shall have agreed but failed to purchase does not exceed 20% of the aggregate principal amount of Securities set forth in Schedule II hereto, the non-defaulting Underwriters shall become obligated severally to purchase and pay for (in addition to the principal amounts of the Securities to be delivered to them on the Closing Date) the aggregate respective principal amounts of such Securities which all such defaulting Underwriters had agreed to purchase. Such principal amount of such Securities shall be purchased by such non-defaulting Underwriters in the respective proportions which the aggregate principal amount of Securities set opposite the name of each non-defaulting Underwriter in Schedule II bears to the aggregate principal amount of such Securities so set forth opposite the names of all such non-defaulting Underwriters. If the principal amount of such Securities which all Underwriters so defaulting shall have agreed but failed to purchase exceeds 20% of the aggregate principal amount of Securities set forth in Schedule II hereto, either you, as the Representative, or FMS Wertmanagement shall have the right within 48 hours thereafter to procure one or more of the other Underwriters or any other purchasers acceptable to both you and FMS Wertmanagement to purchase from FMS Wertmanagement, in such amounts as may be agreed upon and upon the terms herein set forth, all the Securities which the defaulting Underwriter or Underwriters so agreed to purchase; provided, however, that in making such arrangements to purchase all such Securities, either you or FMS Wertmanagement, as the case may be, may request the non-defaulting Underwriters, and the non-defaulting Underwriters shall thereupon become obligated severally, to purchase and pay for (in addition to the other Securities which they are obligated to purchase hereunder or pursuant to the arrangements made hereunder) principal amounts of Securities not in excess of 20% of the respective aggregate principal amounts of Securities set opposite the names of such non-defaulting Underwriters in Schedule II and in the respective proportions which such amounts in Schedule II bear to the aggregate principal amount of such Securities so set forth opposite the names of all such non-defaulting Underwriters. If during such 48 hours neither you, as the Representative nor FMS Wertmanagement shall have made such arrangements for the purchase of the Securities agreed to be purchased by the defaulting Underwriter or Underwriters, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or of FMS Wertmanagement. In the event of a default by any Underwriter or Underwriters as set forth in this Section 13, the Closing Date shall be postponed for such period, not exceeding seven calendar days, as you, as the Representative, and FMS Wertmanagement shall determine in order that the required changes in the Registration Statement and in the Final Prospectus or in any other documents or arrangements may be effected. Any action taken under this Section 13 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

14. Miscellaneous.

(a) Except as in this Agreement otherwise provided, (i) whenever notice is required by the provisions of this Agreement to be given to FMS Wertmanagement, such notice shall be in writing, addressed to FMS Wertmanagement, Capital Markets Funding, Prinzregentenstrasse 56, 80538 Munich, Federal Republic of Germany, and (ii) whenever notice is required by the provisions of this Agreement to be given to you, as the Representative, such notice shall be in writing, or by telephone confirmed in writing, addressed to you at the address set forth in Schedule I hereto. For the avoidance of doubt, the term “in writing” shall include, without limitation, any notice that is given by facsimile transmission or e-mail.

(b) FMS Wertmanagement agrees to furnish to each of you, without charge, an electronic copy of the Registration Statement and each amendment thereto, including all financial statements and exhibits thereto.

(c) This Agreement is made solely for the benefit of the several Underwriters and FMS Wertmanagement and their respective successors and assigns and (to the extent provided in Section 10) any controlling person referred to in Section 10 and all the Directors of FMS Wertmanagement, its duly authorized representative in the United States and the officials of FMS Wertmanagement who shall have signed the Registration Statement, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term “successor” and the term “successors and assigns” as used in this Agreement shall not include any purchaser of any Securities from any of the Underwriters by reason merely of such purchase.

(d) If this Agreement shall be terminated by the Underwriters on any of the grounds referred to or specified in Section 12, or because of any failure or refusal on the part of FMS Wertmanagement to comply with the terms or to fulfill any of the conditions of this Agreement, FMS Wertmanagement will reimburse the Underwriters severally for all their out-of-pocket expenses (including the fees and expenses of their counsel) reasonably incurred by them.

(e) Section headings have been inserted in this Agreement as a matter of convenience or reference only and it is agreed that such section headings are not a part of this Agreement and will not be used in the interpretation of any provision of this Agreement.

(f) This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, to the extent that the application of New York law does not derogate from the Protocol or from the Articles.

15. Consent to Service of Process.

(a) FMS Wertmanagement hereby appoints the Corporation Service Company, 1180 Avenue of the Americas, Suite 210, New York, NY 10036 as its authorized agent (the “Authorized Agent”) upon whom process may be served in any action arising out of or based upon this Agreement which may be instituted in any State or Federal court in New York City by any Underwriter and expressly accepts the jurisdiction of any such court in respect of such action. Such appointment shall be irrevocable so long as any of the Securities remain outstanding unless and until the appointment of a successor as FMS Wertmanagement’s Authorized Agent and such successor’s acceptance of such appointment. FMS Wertmanagement will take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment or appointments in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to FMS Wertmanagement (mailed or delivered as set forth in Section 14(a)) shall be deemed, in every respect, effective service of process upon FMS Wertmanagement.

(b) Notwithstanding the foregoing, any action arising out of or based upon this Agreement may be instituted by any Underwriter in any court of competent jurisdiction of the Federal Republic of Germany to the extent permitted by applicable law.

(c) FMS Wertmanagement hereby waives irrevocably (to the fullest extent permitted by applicable law) any immunity from jurisdiction or execution to which it or its property might otherwise be entitled in any action arising out of or based upon this Agreement which may be instituted by any Underwriter in any Federal court in the Southern District of New York or any State court in the Borough of Manhattan, the City of New York, New York or in any court of competent jurisdiction of the Federal Republic.

Please confirm that you are acting on behalf of yourselves and the other several Underwriters and that the foregoing correctly sets forth the agreement between FMS Wertmanagement and the several Underwriters.

Very truly yours,

FMS WERTMANAGEMENT

By:

By:

We hereby confirm as of the date hereof that such letter correctly sets forth the agreement between FMS Wertmanagement and the several Underwriters.

[—], as Underwriter and as Representative of the Several Underwriters

By:

We hereby confirm as of the date hereof that such letter correctly sets forth the agreement between FMS Wertmanagement and the several Underwriters.

[—], as Underwriter

By:

We hereby confirm as of the date hereof that such letter correctly sets forth the agreement between FMS Wertmanagement and the several Underwriters.

[—], as Underwriter

By:

We hereby confirm as of the date hereof that such letter correctly sets forth the agreement between FMS Wertmanagement and the several Underwriters.

[—], as Underwriter

By:

SCHEDULE I

Date of Underwriting Agreement: [—]

Applicable Time: [—]

Representative: [—]

Title: [—] Notes due [—]

Principal Amount: U.S.$ [—]

Maturity: [—]

Interest Rate: [—]

Currency of Security: U.S. dollars

Interest Payment Dates: [—] and [—] of each year. The Notes will bear interest from [—] and the initial interest payment will be made on [—]. Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months unadjusted.

Business Days: New York

Record Dates: 15 calendar days prior to each Interest Payment Date.

Combined Underwriting and Management Commission and Selling Concession: [—]%

Purchase Price: [—]%

Public Offering Price: [—]%

Currency of Payment: U.S. dollars

Method of Payment of Purchase Price: Wire transfer

Ratings of the Issuer: AAA by Standard & Poor’s, Aaa by Moody’s Investors Service and AAA by Fitch Ratings

Funds for Payment of Purchase Price: U.S.$ [—]

Sinking Fund Provisions: None

Redemption Provisions: None

Form of Security: Global Note registered in the name of Cede & Co. as nominee for DTC

Denomination: U.S.$ 200,000 and integral multiples thereof.

Closing Date, Time and Location: [—]; [—] CET; Munich, Germany

Securities Exchange for Listing: Application has been made for the Notes to be admitted to trading on the unregulated market of the [Luxembourg] Stock Exchange

Notices to Underwriters:

[—]

SCHEDULE II

Name and Address of Underwriter	Principal Amount of Securities to be Purchased
[—]	U.S.$ [—]
[—]	U.S.$ [—]
[—]	U.S.$ [—]
[—]	U.S.$ [—]

Total	U.S.$ [—]

SCHEDULE III

A. Pricing Disclosure Package

Preliminary Prospectus dated [—]

Final Term Sheet dated [—]

B. Other Free Writing Prospectuses Consented To As Required Under Section 5 Hereof

None.

SCHEDULE IV

FMS Wertmanagement

Filed pursuant to Rule 433

Registration Statement No. 333-[—]

FMS Wertmanagement

Pricing Term Sheet – [—]

Issuer:	FMS Wertmanagement

Issuer Ratings[1]:	AAA by Standard & Poor’s, Aaa by Moody’s Investors Service[2] and AAA by Fitch Ratings.

Status of the Notes:	Senior, unsecured, unsubordinated

Currency/Size:	US$[—]

Pricing:	[—]

Settlement:	[—]

Maturity:	[—]

Interest Payment Dates:	[—] and [—], with the Notes bearing interest from [—], with the initial interest payment being made on [—]

Coupon:	[—]% paid semi-annually in arrears, 30/360 unadjusted following

Reoffer Spread vs Midswaps:	m/s + [—] bps

Reoffer Spread vs Benchmark:	T + [—] bps

Reoffer Price:	[—]%

Reoffer Yield:	[—]%

Underwriting Commissions:	[—]%

All-in Price:	[—]%

All-in Yield:	[—]%

Net Proceeds to the Issuer:	USD [—]

Settlement:	DTC

Benchmark:	UST [—]% due [—]

Benchmark Yield:	[—]%

Denominations:	USD 200,000 and multiples thereof

[1]	A security rating is not a recommendation to buy, sell or hold securities. Ratings are subject to revision or withdrawal at any time by the assigning rating organization. Each rating should be evaluated independently of any other rating.
[2]	Outlook changed to “negative” on July 25, 2012.

Leads:	[—]

Business Days:	New York

Listing:	Expected on [Luxembourg] Stock Exchange

ISIN / CUSIP:	US[—] / [—]

Common Code:	[—]

Governing Law:	New York law

The Notes are expected to be listed on the Luxembourg Stock Exchange. Offers and sales in the United States will be made through affiliates of the underwriters that are registered as broker-dealers, acting as U.S. selling agents.

It is expected that delivery of the notes will occur on or about [—], which will be the fifth business day following the initial date of trading of the Notes such settlement cycle being referred to as “T+5”. Under applicable rules and regulations, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Notes on the initial trading date of the Notes and the next succeeding business day will be required, by virtue of the fact that the Notes initially will settle in T+5, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of Notes who wish to trade Notes on the initial date of trading of the Notes or the next succeeding business day should consult their own advisor.

The issuer has filed a registration statement (including a preliminary prospectus, which contains information that is not complete and may be changed) with the SEC for the offering to which this communication relates. Before you invest, you should read the preliminary prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling [—]. The prospectus may also be accessed through the following hyperlink: [—]. Information found through hyperlinks from the above hyperlink is not part of this pricing term sheet.

Annex I

General

Each Underwriter represents and agrees that it will comply with all applicable laws and regulations in force in any jurisdiction in which it purchases, offers, sells or delivers the Securities or possesses or distributes the Initial Registration Statement, the Registration Statement, the Preliminary Prospectus, the Final Prospectus, the Final Term Sheet, any other Issuer Free Writing Prospectus or any other document that could be viewed as an offer to sell the Securities or to solicit an offer to buy the Securities and will obtain any consent, approval or permission required by it for the purchase, offer, sale or delivery by it of the notes under the laws and regulations in force in any jurisdiction to which it is subject or in which it makes such purchases, offers, sales or deliveries and that neither FMS-Wertmanagement nor any other Underwriter shall have any responsibility therefor.

Each Underwriter represents and agrees that it will offer, sell and deliver or otherwise convey the notes only to the European Central Bank, any other central bank or to institutional investors such as banks, insurers or other entities or persons which are regularly engaged in or established for the purposes of making, purchasing or investing in loans, securities or other financial assets, and not to non-institutional investors.

United Kingdom of Great Britain and Northern Ireland (“United Kingdom”)

Each Underwriter represents and agrees that:

(i) in relation to securities which have a maturity of less than one year, (a) it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and (b) it has not offered or sold and will not offer or sell any such notes other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the notes would otherwise constitute a contravention of Section 19 of the Financial Services and Markets Act 2000 (the “FSMA”) by FMS-Wertmanagement;

(ii) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any securities in circumstances in which Section 21(1) of the FSMA does not apply to FMS-Wertmanagement; and

(iii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any securities in, from or otherwise involving the United Kingdom.

Japan

Each Underwriter acknowledged that the Securities have not been and will not be registered under the Financial Instrument and Exchange Law of Japan (Law No. 25 of 1948, as amended) (the “Financial Instrument and Exchange Law”). Each Underwriter represents and agrees that it will not offer or sell any Securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan except only pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instrument and Exchange Law and any applicable laws, regulations and guidelines of Japan.

I 1